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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 13, 1998




                                  AMSURG CORP.
             (Exact Name of Registrant as Specified in its Charter)


              TENNESSEE                  000-22217              62-1493316
   (State or other jurisdiction of      (Commission          (I.R.S. employer
   incorporation or organization)      File Number)         identification no.)


         ONE BURTON HILLS BOULEVARD
                  SUITE 350
                NASHVILLE, TN                                    37215
  (Address of principal executive offices)                    (Zip code)


                                 (615) 665-1283
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

       Effective November 13, 1998, AmSurg Naples, Inc. ("AmSurg"), a subsidiary of AmSurg Corp. (the "Company"), acquired from Endoscopy Center of Naples, Inc., a Florida corporation ("Seller"), a sixty percent ownership interest in the assets comprising the business operations of an ambulatory surgery center (the "Center") in Naples, Florida.

       Pursuant to the terms of the Asset Purchase Agreement dated November 13, 1998, by and between AmSurg and the Seller, AmSurg paid an initial purchase price of $4,528,813 in cash, subject to adjustment as set forth in the Asset Purchase Agreement. The cash used in the purchase transaction was provided primarily from borrowings under the Company's revolving credit agreement with SunTrust Bank, Nashville. The consideration paid to the Seller was determined through arm's-length negotiations between AmSurg and the shareholders of the Seller. Following the asset purchase, AmSurg and the Seller contributed their respective ownership in the assets of the Center into a newly formed limited liability company, The Naples Endoscopy ASC, L.P., and received proportionate ownership therein.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

       It is impractical to provide at this time the financial statements and pro forma financial information required by Items 7(a) and 7(b). The Company anticipates filing this information in an amendment to this Form 8-K on or prior to January 27, 1999.

 (c)   Exhibits:

       2 Asset Purchase Agreement dated November 13, 1998 by and between AmSurg Naples, Inc. and Endoscopy Center of Naples, Inc.





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                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    AMSURG CORP.


                                    By: /s/  Claire M. Gulmi
                                       ------------------------------------
                                       CLAIRE M. GULMI

                                       Senior Vice President and Chief Financial
                                       Officer (Principal Financial and Duly
                                       Authorized Officer)




Date:  November 25, 1998






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                                INDEX TO EXHIBITS



  EXHIBIT
  NUMBER                               DESCRIPTION
  ------                               -----------
    2        Asset Purchase Agreement dated November 13, 1998 by and between
             AmSurg Naples, Inc. and Endoscopy Center of Naples, Inc.








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